UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 18, 2012

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

(855) 979-2012

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2012, the Compensation Committee of the Board of Directors of WPX Energy, Inc. (the “Company”) approved change in control agreements with each of the named executive officers (the “NEOs”) of the Company (the “Agreements”), providing for severance payments and other benefits to the NEOs if they are terminated upon or within a certain period after a Change in Control (as such term is defined in the Agreements and described below). The terms of the Agreements are the same for all of the NEOs except as specifically noted below.

A “Change in Control” occurs if any one or more of the following happens during the term of the Agreements:

•

any person (as such term is used in Rule 13d-5 of the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than an affiliate of the Company or an employee benefit plan (or any related trust) sponsored or maintained by the Company or its affiliates (a “Related Party”) becomes a beneficial owner, as such term is defined under the Exchange Act, of 25% or more of the Company’s common stock or 25% or more of the combined voting power of all securities entitled to vote generally in the election of directors (“Voting Securities”); or

•

the directors of the Company as of the date of the Agreements (“Existing Directors”) and directors approved after that date by at least two-thirds of the Existing Directors cease to constitute a majority of the directors of the Company then serving; or

•

the consummation of a merger, reorganization, recapitalization consolidation, or similar transaction (any of the foregoing, a “Reorganization Transaction”), other than a Reorganization Transaction that results in the persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately prior to such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners, of both at least 65% of the then-outstanding common stock of the surviving corporation and Voting Securities representing at least 65% of the combined voting power of the then-outstanding Voting Securities of the surviving corporation, in substantially the same respective proportions as such persons’ ownership immediately before such Reorganization Transaction; or

•

consummation of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of complete liquidation of the Company other than a transaction that would result in (i) a Related Party owning more than 50% of the assets that were owned by the Company immediately prior to the transaction or (ii) the persons who were the direct or indirect owners of outstanding common stock and Voting Securities immediately prior to the transaction becoming, immediately after the consummation of such transaction, the direct or indirect owners of more than 50% of the assets owned by the Company immediately prior to the transaction.

A Change in Control will not occur if the NEO agrees in writing prior to an event that such an event will not constitute a Change in Control.

If a Change in Control occurs and, within two years following the Change in Control, (i) the NEO’s employment is terminated other than for Cause (as defined in the Agreements), Disability (as defined in the Agreements), death, or a Disqualifying Disaggregation (as defined in the Agreements) or (ii) the NEO resigns for Good Reason (as defined in the Agreements), then, in addition to any accrued but unpaid salary, earned bonus, paid time off, or other accrued benefits, the NEO is entitled to a lump-sum cash amount equal to the sum of (1) the NEO’s target annual bonus for the year in which the termination occurs prorated through the termination date, plus (2) a severance amount equal to:

•	in the case of Ralph A. Hill, the Company’s President and Chief Executive Officer, three times the sum of:

•	Mr. Hill’s base salary as of the termination date; plus

•	Mr. Hill’s target annual bonus for the year in which the termination occurs payable as if performance goals were achieved at 100%; and

•

in the case of Rodney J. Sailor, the Company’s Chief Financial Officer and Senior Vice President, James J. Bender, the Company’s General Counsel and Senior Vice President, Bryan K. Guderian, the Company’s Senior Vice President of Operations, and Neal A. Buck, the Company’s Senior Vice President of Business Development and Land, two times the sum of:

•	the NEO’s base salary as of the termination date; plus

•	the NEO’s target annual bonus for the year in which the termination occurs payable as if performance goals were achieved at 100%.

The effect on any stock options or restricted shares held by the NEO will be determined in accordance with the applicable award agreements.

The NEO will also receive continued participation in the Company’s welfare benefit plans for so long as he elects coverage, up to a maximum of 18 months from the termination, in the same manner and at the same cost as similarly situated active employees; continued participation in the Company’s directors’ and officers’ liability insurance for six years or any known longer applicable statute of limitations period; continued indemnification on the same terms as other peer executives to the greatest extent permitted by law and the Company’s bylaws; and reimbursement for outplacement services for six months at a cost not exceeding $25,000.

The Change in Control Agreements contain a “best-net” provision which provides that, if IRS Code Section 280G applies to payments made under the agreement and such payments trigger an excise tax, then those payments may be reduced to an amount that will not trigger the excise tax, if such reduction would result in a greater net amount paid to the NEO.

If the NEO’s employment is terminated for cause within two years following a Change in Control, the NEO will be entitled to a lump sum payment consisting of accrued but unpaid base salary, accrued earned but unpaid annual bonus, accrued but unpaid paid time off, and any other amounts or benefits due but not paid.

The severance benefits described above are subject to the NEOs execution of a release and waiver of claims against the Company and its affiliates and continued compliance with certain restrictive covenants such as confidentiality, non-competition and non-solicitation following the NEO’s termination. The Agreements supersede all prior change in control agreements relating to severance or benefits between the NEOs and the Company.

The foregoing description of the Agreements is not complete and is qualified in its entirety by reference to the full text of the Agreement for Mr. Hill, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference, and the Agreement for Mr. Sailor, Mr. Bender, Mr. Guderian, and Mr. Buck, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
10.1	Form of Change in Control Agreement between WPX Energy, Inc. and CEO
10.2	Form of Change in Control Agreement between WPX Energy, Inc. and Tier One Executives

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX Energy, Inc.

Date: July 23, 2012	By:	/s/ Stephen E. Brilz
	Name:	Stephen E. Brilz
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Change in Control Agreement between WPX Energy, Inc. and CEO
10.2	Form of Change in Control Agreement between WPX Energy, Inc. and Tier One Executives